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                                    [LOGO]

                                                                EX-99.g.1(b)

The Chase Manhattan Bank
4 New York Plaza
New York, NY 10004-2413


February 28, 2000

Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL 60604

Re: Amendment to the Multiple Services Agreement's Securities Lending Authorization dated July 15, 1997 - Addition of Series to Schedule A

Dear Sirs:

  We refer to the Amendment to the Multiple Services Agreement's Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between Morgan Stanley Trust Company, which was succeeded by The Chase Manhattan Bank (the "Custodian"), and Brinson Relationship Funds (the "Client").

     The parties hereby agree as follows:

     1. Schedule A is replaced in its entirety with "Schedule A - As last amended February 28, 2000", attached hereto.

  The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

  Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Richard Weinhart, The Chase Manhattan Bank, Third Floor, 4 New York Plaza, New York, NY 10004-2413.

                                      Very truly yours,

                                      THE CHASE MANHATTAN BANK

                                      By:  /s/ Stephen Buck
                                           ---------------------------

                                           Name:  Stephen Buck
                                           Title: Principal

Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS

By:    /s/ E. Thomas McFarlan
       ---------------------------
Name:  E. Thomas McFarlan
Title: President

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                                  Schedule A
                       As last amended February 28, 2000

                                                   Maximum Permissible Loan           Maximum Permissible Loan
 Account                                            Percentage--Total Fund            Percentage--Single Issue
-------------------------------------------------------------------------------------------------------------------

Brinson Relationship Funds
--------------------------
     Brinson Global Securities Fund            33 1/3% of total assets

     Brinson Global Bond Fund                  33 1/3% of total assets

     Brinson U.S. Equity Fund                  33 1/3% of total assets

     Brinson U.S. Large Capitalization         33 1/3% of total assets
     Equity Fund

     Brinson U.S. Intermediate                 33 1/3% of total assets
     Capitalization Equity Fund

     Brinson U.S. Value Equity Fund            33 1/3% of total assets

     Brinson U.S. Small Capitalization         33 1/3% of total assets
     Equity Fund

     Brinson Global (Ex-U.S.) Equity Fund      33 1/3% of total assets

     Brinson Emerging Markets Equity Fund      33 1/3% of total assets

     Brinson Bond Plus Fund                    33 1/3% of total assets

     Brinson U.S. Bond Fund                    33 1/3% of total assets

     Brinson U.S. Short/Intermediate Fixed     33 1/3% of total assets
     Income Fund

     Brinson Limited Duration Fund             33 1/3% of total assets

     Brinson U.S. Treasury Inflation           33 1/3% of total assets
     Protected Securities Fund

     Brinson Short-Term Fund                   33 1/3% of total assets

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Brinson U.S. Cash Management             33 1/3% of total assets
Prime Fund

Brinson High Yield Fund                  33 1/3% of total assets

Brinson Defensive High Yield Fund        33 1/3% of total assets

Brinson Emerging Markets Debt            33 1/3% of total assets
Fund


* U.S. Equity Securities                                                 80%

* All other Securities                                                   100%